Exhibit 99.1
NAME AND ADDRESS OF REPORTING PERSON:

                 Nomura International plc
                 Nomura House
                 1 St Martins-le-Grand
                 London, EC1A 4NP
                 United Kingdom

ISSUER NAME AND TICKER OR TRADING SYMBOL:

                 Altus Pharmaceuticals, Inc. (the "Issuer")

DATE OF EARLIEST TRANSACTION REQUIRED TO BE REPORTED:

                 January 25, 2006 (date of the Issuer's initial public offering)

Explanation of Responses:
-------------------------

This Form 3 is filed by Nomura International plc ("NI") on behalf of Nomura Phase4 Ventures LP ("NLP") (each a "Reporting Person"). Each Reporting Person is a member of a 13G Group reporting more than 10% ownership of the Common Stock of the Issuer.

                                 Amount of Securities Beneficially Owned         Ownership Form:            Nature of Indirect
 Reporting Person                Following Reported Transaction(s)           Direct (D) or Indirect (I)     Beneficial Ownership
 ----------------                ----------------------------------------    --------------------------     --------------------

 Nomura International plc                      2,544,912                                 D
 Nomura Phase4 Ventures LP                     1,391,496                                 I                          (3)

NI owns directly all of the stock of Nomura Phase4 Ventures Limited ("NVL"). NVL owns directly all of the stock of Nomura Phase4 GP Limited ("NGP"). NGP is the manager of NLP.

Each Reporting Person disclaims beneficial ownership of all indirectly owned securities reported on this Form in excess of such Reporting Person's pecuniary interest therein.

                             JOINT FILER INFORMATION


NAME:    Nomura Phase4 Ventures LP

ADDRESS:
Nomura House
1 St Martins-le-Grand
London, EC1A 4NP
United Kingdom
747 Third Avenue

ISSUER AND TICKER SYMBOL:  Altus Pharmaceutcals, Inc.

DATE OF EARLIEST TRANSACTION REQUIRED TO BE REPORTED:  January 25, 2006

RELATIONSHIP OF REPORTING PERSONS TO ISSUER: Member of 13G Group reporting more than 10% ownership.



SIGNATURE: Nomura Phase4 Ventures LP


           By: /s/ Denise Pollard-Knight
               -------------------------

Dated:  January 25, 2006